Exhibit 99.6

Consent of Evercore Group L.L.C.
June 13, 2024
The Board of Directors of SilverBow Resources, Inc.
920 Memorial City Way, Suite 850
Houston, Texas 77024
Members of the Board of Directors:
We hereby consent to the inclusion of our opinion letter, dated May 15, 2024, to the Board of Directors of SilverBow Resources, Inc. (“SilverBow”), as Annex G to, and reference thereto under the captions “Summary—Opinions of Financial Advisors—Opinion of Evercore Group L.L.C., SilverBow’s Financial Advisor”, “The Mergers—Recommendation of the SilverBow Board and SilverBow’s Reasons for the Mergers”, “The Mergers—Opinion of Evercore Group L.L.C., SilverBow’s Financial Advisor” and “The Mergers—Certain SilverBow Unaudited Prospective Financial and Operating Information” in the joint information statement/prospectus included in the Registration on Form S-4 filed by Crescent Energy Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 13, 2024 (the “Registration Statement”), and relating to the proposed mergers involving SilverBow and Crescent. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint information statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Dan Ward
Dan Ward
Senior Managing Director